UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2019

GWG HOLDINGS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36615	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN		55402
(Address of principal executive offices)		(Zip Code)

(612) 746-1944

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to resolutions adopted by the board of directors (the “Board”) of GWG Holdings, Inc. (the “Company”) and approved by written consent of the holders of a majority of the Company’s issued and outstanding common stock, the Company’s Bylaws have been amended to provide for, among other things, a classified, or “staggered” Board, composed of three classes of directors serving staggered three-year terms (the “Bylaw Amendment”). The Bylaw Amendment was the subject of an Information Statement on Schedule 14C filed with the Securities and Exchange Commission on January 3, 2019 and first sent to the Company’s stockholders on January 4, 2019. The Bylaw Amendment became effective on January 24, 2019, which is 20 calendar days after the date on which the Information Statement was first sent to the Company’s stockholders.

The Bylaw Amendment establishes a classified Board. Each class will consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board, and the classes will serve staggered, three year terms. The initial terms of office of the initial Class I directors will expire at the annual meeting of stockholders to be held in 2019. The initial terms of office of the initial Class II directors will expire at the annual meeting of stockholders to be held in 2020. The initial terms of office of the initial Class III directors will expire at the annual meeting of stockholders to be held in 2021. At each annual meeting of stockholders beginning with the annual meeting to be held in 2019, directors will be chosen for a full, three-year term to succeed those directors in each class as their terms expire. If the number of directors is changed, any increase or decrease shall be so apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term coinciding with the remaining term of that class, but in no case will a decrease in the number of directors constituting the Board shorten the term of any incumbent director.

The Board assigned the directors in office on the effective date of the Bylaw Amendment to following classes:

Class	Director	Expiration of Initial Term of Director
Class I	Shawn R. Gensch	2019
Class I	Steven F. Sabes	2019
Class II	Mark E. Schwarzmann	2020
Class II	David H. Abramson	2020
Class III	Thomas J. Donohue, Jr.	2021
Class III	Jon R. Sabes	2021
Class III	Jeffrey L. McGregor	2021

In addition to establishing a classified board, the Bylaw Amendment provides that newly created directorships resulting from any increase in the authorized number of directors and any vacancies occurring on the Board be filled by the affirmative vote of a majority of the remaining members of the Board, provides that directors may be removed only for cause and only by the affirmative vote of the holders of two-thirds or more of the outstanding voting power of the Company, and requires a two-thirds supermajority approval of stockholders for stockholders to adopt further amendments to provisions of the Bylaws that govern (A) the number, qualification and term of office of directors, (B) the filling of newly created directorships and vacancies, (C) the resignation and removal of directors, (D) the right to indemnification for directors and other covered persons, and (E) the requisite approval for certain future bylaw amendments.

The foregoing description of each of the Bylaw Amendment is qualified in its entirety by reference thereto, which is attached as Exhibit 3.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

3.1	Amendment to the Bylaws of GWG Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings, Inc.

Date: January 24, 2019	By:	/s/ William Acheson
William Acheson Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to the Bylaws of GWG Holdings, Inc.

3